                      SECURITIES AND EXCHANGE COMMISSION



                            Washington, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                Date of Report
                               January 15, 1997



                          AIRCOA HOTEL PARTNERS, L.P.
            (Exact name of registrant as specified in its charter)



                               State of Delaware
                (State or other jurisdiction of incorporation)


             1-9563                                    84-1042607
   (Commission File Number)               (IRS Employer Identification No.)


    5775 DTC Boulevard, Suite 300
        Englewood, Colorado                              80111
 (Address of principal executive offices)              (Zip Code)



              Registrant's telephone number, including area code
                                (303) 220-2000

Item 5.  Other Events.



                          AIRCOA HOTEL PARTNERS, L.P.
                    ANNOUNCES CHANGES TO ADVISORY COMMITTEE


     Englewood, Colorado, January 15, 1997 -- AIRCOA Hotel Partners, L.P. (AMEX:AHT) announced today the resignations of two current members of the Partnership's Advisory Committee and the appointment today of two new members to the Committee. Douglas M. Pasquale, President of AIRCOA Hospitality Services, Inc., the general partner of the Partnership, stated that William Arthur and Frank Hughes had resigned as members of the Advisory Committee resulting from differences relating to the basis of their continued engagement. In their place, James W. Hire and Anthony C. Dimond have been appointed as members. Messrs. Hire and Dimond will also serve as members of a special committee being formed to consider the recently announced offer of Regal Hotel Management, Inc. ("Regal") to acquire all of the Class A Units and Class B Units of the Partnership not owned by Regal or its affiliates.

     "I would like to thank Bill Arthur and Frank Hughes for their efforts on behalf of the Partnership as members of the Advisory Committee, which are greatly appreciated," said Mr. Pasquale. "I would also like to welcome Jim Hire and Tony Dimond, whose background and business experience in the hospitality and real estate industries should enable them to serve the unitholders well both as members of the Advisory Committee and of the special committee."

     Mr. Hire is a principal of Hire & Associates, an Evergreen, Colorado based firm that provides consulting services to the hospitality and tourism industries. Prior to founding Hire & Associates in 1988, Mr. Hire had been the Senior Principal and Executive-in-Charge of the Management Advisory Services Department of the Denver office of Pannell Kerr Forster, an accounting and consulting firm. Mr. Hire is a founding member of the International Society of Hospitality Consultants.

     Mr. Dimond is a principal of Miramar Asset Management, Inc., a Redwood City, California based real estate consulting firm that provides asset management and evaluation services and that performs receivership functions. Prior to forming Miramar in 1989, Mr. Dimond was Senior Vice President for Metric Partners, a joint venture between Metropolitan Life Insurance Company and The Fox Group with responsibility for commercial and residential real estate projects in major cities throughout the United States. Mr. Dimond is a founding director of the Hospitality Asset Managers Association.

     AIRCOA Hotel Partners, L.P. owns and operates six hotel and resort properties located in geographically diverse areas of the continental U.S. Each property is a full service facility serving the vacation, leisure, meetings, convention and business segments of the hotel market. AIRCOA Hotel Partners, L.P. owns and operates the properties through six operating partnerships.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                    AIRCOA HOTEL PARTNERS, L.P.


                                    By:  AIRCOA Hospitality Services, Inc.,
                                         General Partner





Date:   January 15, 1997            By: /s/ Douglas M. Pasquale
      ------------------               -----------------------------------------
                                             Douglas M. Pasquale
                                              President and Director
                                              (Principal Executive and Financial
                                              Officer)